                                                                     EXHIBIT 5.1

September 26, 2005            [AKIN GUMP LOGO]

Max Re Capital Ltd.
Max Re House
2 Front Street
Hamilton, HM 11
Bermuda

Ladies and Gentlemen:

      We have acted as special counsel to Max Re Capital Ltd., a limited liability company organized under the laws of Bermuda (the "COMPANY"), in connection with the filing of a registration statement on Form S-3 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of up to $635,928,484 aggregate amount of (i) senior debt securities and subordinated debt securities (collectively, the "DEBT SECURITIES"), (ii) preferred shares, par value $1.00 per share, of the Company (the "PREFERRED SHARES"), (iii) common shares, par value $1.00 per share, of the Company (the "COMMON SHARES"), (iv) depositary shares (the "DEPOSITARY SHARES"),
(v) warrants of the Company to purchase Common Shares, Preferred Shares or Debt Securities (the "WARRANTS"), (vi) share purchase contracts to purchase Common Shares or Preferred Shares (the "PURCHASE CONTRACTS"), (vii) share purchase units, each representing ownership of a Purchase Contract and Debt Securities, or debt obligations of third parties securing a holder's obligation to purchase Common Shares or Preferred Shares under the Purchase Contracts (the "SHARE PURCHASE UNITS") and (viii) 5,539,058 Common Shares on behalf of certain selling stockholders of the Company (the "SELLING STOCKHOLDER SHARES").

      The senior Debt Securities are to be issued pursuant to an Indenture (the "SENIOR INDENTURE") between the Company and a trustee to be named at a later date. The subordinated Debt Securities are to be issued pursuant to an Indenture (the "SUBORDINATED INDENTURE") between the Company and a trustee to be named at a later date. The Senior Indenture and the Subordinated Indenture are referred to herein collectively as the "Indentures".

      We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to

[AKIN GUMP LOGO]

Max Re Capital Ltd.
September 26, 2005
Page 2

various questions of fact material to such opinions, we have relied upon representations of the Company.

      Based upon such examination and representations, we advise you that, in our opinion:

            1. Assuming that the Indentures, any Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) a supplemental indenture in respect of the Debt Securities has been duly executed and delivered, (ii) the terms of the Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated on the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued (a) upon exchange or conversion of any shares of Preferred Shares that are exchangeable or convertible into Debt Securities, (b) upon the exercise of any Warrants exercisable for Debt Securities or (c) as part of Share Purchase Units) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

            2. Assuming that a Warrant Agreement relating to the Warrants (the "WARRANT AGREEMENT") has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

[AKIN GUMP LOGO]

Max Re Capital Ltd.
September 26, 2005
Page 3

            3. Assuming that a Purchase Contract Agreement relating to the Purchase Contracts (the "PURCHASE CONTRACT AGREEMENT") and such Purchase Contracts have been duly authorized, when (i) the Purchase Contract Agreement has been duly executed and delivered, (ii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

            4. Assuming that the Share Purchase Units, a Purchase Contract Agreement relating to the Purchase Contracts comprising a part of the Share Purchase Units and such Purchase Contracts have been duly authorized, when (i) the Purchase Contract Agreement has been duly executed and delivered, (ii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the terms of the collateral arrangements relating to such Share Purchase Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iv) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Share Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

            5. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

[AKIN GUMP LOGO]

Max Re Capital Ltd.
September 26, 2005
Page 4

      In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, or been subject to any stop order and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

      The foregoing opinion is limited to the laws of the State of New York, and the federal laws of the United States of America. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

      This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                Very truly yours,

                                /s/ AKIN GUMP STRAUSS HAUER & FELD LLP

                                    AKIN GUMP STRAUSS HAUER & FELD LLP